Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts	Investors
Anthony Paraino	Andrew Kirk	Investor Services
314.554.2182	314.554.3942	800.255.2237
aparaino@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces First Quarter 2021 Results

•First Quarter Diluted Earnings Per Share were $0.91 in 2021 vs. $0.59 in 2020
•Guidance Range for 2021 Affirmed at $3.65 to $3.85 per Diluted Share

ST. LOUIS (May 10, 2021) — Ameren Corporation (NYSE: AEE) today announced first quarter 2021 net income attributable to common shareholders of $233 million, or $0.91 per diluted share, compared to first quarter 2020 net income attributable to common shareholders of $146 million, or $0.59 per diluted share.
First quarter 2021 results reflected earnings on increased infrastructure investments made across all business segments driven by solid execution of the company's strategy. Earnings were positively impacted by new Ameren Missouri electric service rates effective April 1, 2020, and higher Ameren Missouri electric retail sales driven by near-normal winter temperatures in the first quarter of 2021 compared to milder-than-normal winter temperatures in the year-ago period. Lower Ameren Missouri other operations and maintenance expenses also increased earnings, primarily driven by the absence of unfavorable market returns that occurred in the first quarter of 2020 on the cash surrender value of company-owned life insurance, as well as disciplined cost management. Ameren Illinois Natural Gas Distribution earnings increased due to a change in rate design and higher delivery service rates effective in late January 2021. Earnings were positively impacted by a higher allowed return on equity at Ameren Illinois Electric Distribution due to a higher projected average 30-year U.S. Treasury bond yield in 2021 compared to 2020. Earnings also benefited from the timing of income tax expense at Ameren Missouri and Ameren Parent, which is not expected to impact full-year results. Earnings were negatively impacted at Ameren Transmission by a 2021 FERC order addressing the historical recovery of materials and supplies inventories. Finally, 2021 earnings per share reflected higher weighted-average basic common shares outstanding and the effect of dilution.
“We are executing on all elements of our strategy, including significant investments in energy infrastructure and disciplined cost management across all of our business segments, which is delivering significant value to our customers," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “We remain on track to deliver within our 2021 earnings per share guidance range of $3.65 to $3.85."

"We remain focused on our robust sustainability initiatives tied to environmental, social and governance matters," Baxter said. "We continue to take action to support our commitment to deliver significant long-term value by, among other things, investing in clean energy and supporting the communities we serve. In our recently issued 2021 Sustainability Report, we highlight a number of actions we have been taking to enhance our strong sustainability value proposition. Our efforts remain consistent with our vision, leading the way to a sustainable energy future, and our mission, to power the quality of life."
Earnings Guidance
Today, Ameren affirmed its 2021 earnings guidance range of $3.65 to $3.85 per diluted share. Earnings guidance for 2021 assumes normal temperatures for the last nine months of the year and is subject to the effects of, among other things: the impacts of COVID-19; 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2021 earnings were $47 million, compared to a first quarter 2020 loss of $10 million. The year-over-year improvement reflected new electric service rates effective April 1, 2020, and higher electric retail sales driven by near-normal winter temperatures in the first quarter of 2021 compared to milder-than-normal winter temperatures in the year-ago period. Lower other operations and maintenance expenses also increased earnings, primarily driven by the absence of unfavorable market returns that occurred in the first quarter of 2020 on the cash surrender value of company-owned life insurance and disciplined cost management. Earnings also benefited from the timing of income tax expense, which increased earnings by $6 million and is not expected to impact full-year results. The absence of charitable donations that were made pursuant to the March 2020 electric rate review settlement also positively affected the earnings comparison. These positive factors were partially offset by amortization of deferred expenses related to the fall 2020 Callaway refueling and maintenance outage.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2021 earnings were $46 million, compared to first quarter 2020 earnings of $37 million. The year-over-year improvement reflected increased earnings on infrastructure investments and a higher allowed return on equity due to a higher projected average 30-year U.S. Treasury bond yield in 2021 compared to 2020.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2021 earnings were $75 million, compared to first quarter 2020 earnings of $55 million. The year-over-year improvement reflected a rate design change, which increased earnings by $9 million and is not expected to impact full-year results, and higher delivery service rates that incorporated increased investments in infrastructure, both effective in late January 2021.

Ameren Transmission Segment Results
Ameren Transmission first quarter 2021 earnings were $47 million, compared to first quarter 2020 earnings of $47 million. The year-over-year comparison reflected increased earnings on infrastructure investments offset by the impact of a 2021 FERC order addressing the historical recovery of materials and supplies inventories.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the first quarter of 2021 reflected earnings of $18 million, compared to first quarter 2020 earnings of $17 million. The year-over-year improvement reflected the timing of income tax expense, which increased earnings by $5 million and is not expected to impact full-year results. This positive factor was partially offset by increased interest expense primarily due to higher long-term debt outstanding.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Tuesday, May 11, to discuss 2021 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q1 2021 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2020, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from potential future orders and Ameren Missouri’s electric service and natural gas delivery service regulatory rate reviews filed with the Missouri Public Service Commission (MoPSC) in March 2021, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI) challenging the refund period related to the May 2020 Federal Energy Regulatory Commission (FERC) order determining the allowed base return on common equity (ROE) under the Midcontinent Independent System Operator (MISO) tariff, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases, Ameren Illinois’ request for rehearing of the March 2021 FERC order related to Ameren Illinois’ 2020 transmission formula rate update, and Ameren Illinois’ electric distribution service rate reconciliation request filed with the Illinois Commerce Commission (ICC) in April 2021;
•the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to changes in customer demand resulting in changes to sales volumes, customers’ payment for our services and their use of deferred payment arrangements, future regulatory or legislative actions that could require suspension of customer disconnections and/or late fees, among other things, for an extended period of time, the health and welfare of our workforce and contractors, supplier disruptions, delays in the completion of construction projects, which could impact our expected capital expenditures and rate base growth, Ameren Missouri's ability to recover any forgone customer late fee revenues or incremental costs, our ability to meet customer energy-efficiency program goals and earn performance incentives related to those programs, changes in how we operate our business and increased data security risks as a result of the transition to remote working arrangements for a significant portion of our workforce, and our ability to access the capital markets on reasonable terms and when needed;
•the effect and duration of Ameren Illinois’ election to participate in performance-based formula ratemaking framework for its electric distribution service, which, unless extended, expires at the end of 2022, and its participation in electric energy-efficiency programs, including the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the plant-in-service accounting (PISA), including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the MoPSC;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;
•the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and the Future Energy Jobs Act electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs, investments, and our allowed ROEs within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s nuclear and coal-fired energy centers, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates;
•disruptions of the capital markets, deterioration in credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;
•the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as it relates to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects which is dependent upon the availability of necessary materials and equipment, including those that are affected by the disruptions in the global supply chain caused by the COVID-19 pandemic;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, such as the current outage that began in December 2020 related to its generator, and the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review and carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities, retire energy centers, and implement new or existing customer energy efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, the 2020 Integrated Resource Plan, or our emissions reduction goals, and to recover its cost of investment, related return, and, in the case of customer energy-efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;
•the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•advancements in carbon-free generation and storage technologies, and constructive federal and state energy and economic policies with respect to those technologies;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings; and
•acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Operating Revenues:
Electric	$1,156	$1,120
Natural gas	410	320
Total operating revenues	1,566	1,440
Operating Expenses:
Fuel	65	140
Purchased power	191	134
Natural gas purchased for resale	165	107
Other operations and maintenance	420	438
Depreciation and amortization	281	255
Taxes other than income taxes	128	125
Total operating expenses	1,250	1,199
Operating Income	316	241
Other Income, Net	46	21
Interest Charges	100	93
Income Before Income Taxes	262	169
Income Taxes	27	21
Net Income	235	148
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$233	$146

Earnings per Common Share – Basic	$0.92	$0.59

Earnings per Common Share – Diluted	$0.91	$0.59

Weighted-average Common Shares Outstanding – Basic	254.4	246.4
Weighted-average Common Shares Outstanding – Diluted	255.9	248.1

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$6	$139
Accounts receivable - trade (less allowance for doubtful accounts)	464	415
Unbilled revenue	210	269
Miscellaneous accounts receivable	61	65
Inventories	467	521
Restricted cash	134	17
Current regulatory assets	367	109
Other current assets	114	118
Total current assets	1,823	1,653
Property, Plant, and Equipment, Net	27,307	26,807
Investments and Other Assets:
Nuclear decommissioning trust fund	1,010	982
Goodwill	411	411
Regulatory assets	1,249	1,100
Other assets	989	1,077
Total investments and other assets	3,659	3,570
TOTAL ASSETS	$32,789	$32,030
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$8	$8
Short-term debt	889	490
Accounts and wages payable	581	958
Taxes accrued	128	82
Interest accrued	84	114
Current regulatory liabilities	225	121
Other current liabilities	392	407
Total current liabilities	2,307	2,180
Long-term Debt, Net	11,527	11,078
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,253	3,211
Regulatory liabilities	5,230	5,282
Asset retirement obligations	705	696
Pension and other postretirement benefits	38	37
Other deferred credits and liabilities	452	466
Total deferred credits and other liabilities	9,678	9,692
Ameren Corporation Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,295	6,179
Retained earnings	2,850	2,757
Accumulated other comprehensive loss	—	(1)
Total Ameren Corporation shareholders’ equity	9,148	8,938
Noncontrolling Interests	129	142
Total equity	9,277	9,080
TOTAL LIABILITIES AND EQUITY	$32,789	$32,030

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$235	$148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	295	263
Amortization of nuclear fuel	—	23
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	26	23
Allowance for equity funds used during construction	(7)	(4)
Stock-based compensation costs	6	6
Other	8	17
Changes in assets and liabilities	(603)	(191)
Net cash provided by (used in) operating activities	(35)	290
Cash Flows From Investing Activities:
Capital expenditures	(694)	(636)
Wind generation expenditures	(193)	—
Nuclear fuel expenditures	(1)	(35)
Purchases of securities – nuclear decommissioning trust fund	(152)	(96)
Sales and maturities of securities – nuclear decommissioning trust fund	150	81
Other	1	2
Net cash used in investing activities	(889)	(684)
Cash Flows From Financing Activities:
Dividends on common stock	(140)	(122)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	399	175
Maturities of long-term debt	—	(85)
Issuances of long-term debt	450	465
Issuances of common stock	125	13
Redemptions of Ameren Illinois preferred stock	(13)	—
Employee payroll taxes related to stock-based compensation	(17)	(20)
Debt issuance costs	(3)	(3)
Other	(4)	—
Net cash provided by financing activities	795	421
Net change in cash, cash equivalents, and restricted cash	(129)	27
Cash, cash equivalents, and restricted cash at beginning of year	301	176
Cash, cash equivalents, and restricted cash at end of period	$172	$203

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2021	2020
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,830	3,548
Commercial	3,325	3,352
Industrial	974	991
Street lighting and public authority	22	25
Ameren Missouri retail load subtotal	8,151	7,916
Off-system	891	2,269
Ameren Missouri total	9,042	10,185
Ameren Illinois Electric Distribution
Residential	3,063	2,886
Commercial	2,844	2,856
Industrial	2,625	2,694
Street lighting and public authority	122	120
Ameren Illinois Electric Distribution total	8,654	8,556
Eliminate affiliate sales	(41)	(70)
Ameren Total	17,655	18,671
Electric Revenues (in millions):
Ameren Missouri
Residential	$312	$297
Commercial	216	221
Industrial	52	53
Other, including street lighting and public authority	38	12
Ameren Missouri retail load subtotal	$618	$583
Off-system	23	48
Ameren Missouri total	$641	$631
Ameren Illinois Electric Distribution
Residential	$229	$220
Commercial	132	126
Industrial	34	35
Other, including street lighting and public authority	16	9
Ameren Illinois Electric Distribution total	$411	$390
Ameren Transmission
Ameren Illinois Transmission(a)	$81	$75
ATXI	49	48
Ameren Transmission total	$130	$123
Other and intersegment eliminations(a)	(26)	(24)
Ameren Total	$1,156	$1,120
(a)Includes $16 million and $12 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2021	2020
Gas Sales - dekatherms (in millions):
Ameren Missouri	9	8
Ameren Illinois Natural Gas	68	64
Ameren Total	77	72
Gas Revenues (in millions):
Ameren Missouri	$63	$49
Ameren Illinois Natural Gas	347	271
Ameren Total	$410	$320
	March 31,	December 31,
	2021	2020
Common Stock:
Shares outstanding (in millions)	255.5	253.3
Book value per share	$35.80	$35.29